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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report to Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802 and 333-67504) and Form S-3 (File Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936 and 333-67328).

                      /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
December 20, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS